Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp. and

National Bancshares Corporation

Announce Election Deadline of June 11, 2015

CANFIELD, OHIO, June 4, 2015 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and National Bancshares Corporation (“National Bancshares”) (OTCQX: NBOH), the holding company for First National Bank of Orrville (“First National Bank”), today announced that the tentative election deadline is 5:00 p.m., Eastern Daylight Time, on June 11, 2015 (the “Election Deadline”) for shareholders of National Bancshares to elect the form of consideration they wish to receive in connection with the proposed merger of National Bancshares with and into Farmers (the “Merger”). The Election Deadline may be extended, in which case Farmers and National Bancshares will issue a press release announcing the new election deadline. As previously announced, shareholders of National Bancshares can elect to receive, for each National Bancshares common share held, either cash or Farmers common shares in connection with the Merger, although such elections are subject to proration and adjustment procedures which are described in the Joint Proxy Statement/Prospectus of Farmers and National Bancshares dated May 11, 2015. Shareholders of National Bancshares are reminded that if they wish to make an election, they must complete, sign and return a Letter of Transmittal and Election Form to Computershare Trust Company, N.A., as exchange agent, by the Election Deadline. Shareholders of National Bancshares who hold their common shares through a bank, broker, trust company or other nominee may have an earlier election deadline and should carefully review any instructions received from their bank, broker, trust company or other nominee. The documents necessary for shareholders of National Bancshares to make an election for their Merger consideration were mailed beginning May 15, 2015.

As previously announced, special meetings of the shareholders of both Farmers and National Bancshares are being held on June 12, 2015 for purposes of considering and voting on proposals to approve the Merger. Closing of the Merger is subject to approval of each of Farmers’ and National Bancshares’ respective shareholders and other customary closing conditions. Shareholders of both Farmers and National Bancshares are reminded to vote before the registered shareholder proxy cut-off time of 1:00 a.m., Eastern Daylight Time, on June 12, 2015.

Shareholders of National Bancshares with questions regarding the election procedures, who want up to date information on the Election Deadline, or who wish to obtain copies of the election materials, may contact Morrow & Co., LLC, the information agent, at (800) 267-0201.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with more than $1 billion in banking assets and $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 19 banking locations in Mahoning, Trumbull, Columbiana, Stark and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

If the Merger is completed, Farmers is projected to have assets of approximately $1.7 billion and will operate 33 branches.

ABOUT NATIONAL BANCSHARES CORPORATION

NBOH’s subsidiary, First National Bank, is headquartered in Orrville, Ohio with fourteen banking offices in Orrville, Massillon, Wooster, Apple Creek, Dalton, Kidron, Lodi, Mt. Eaton, Salem, Seville and Smithville.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding our business strategies and their intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate National Bancshares and First National Bank in accordance with expectations; deviations from performance expectations related to National Bancshares and First National Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.